Exhibit 99.1

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. ANNOUNCES FIRST QUARTER 2018 RESULTS

Company Announces Record Backlog at $1.1 billion and Provides Full Year Guidance

Merger Summary

•	On March 26, 2018, the Company announced the completion of its merger with M III Acquisition Corp.

•
The Company entered into a new credit facility which provides for aggregate revolving borrowings of up to $50.0 million and a $50.0 million (plus, subject to certain conditions, an additional $25.0 million accordion capacity) delayed-draw term loan facility, each maturing in March 2021.

•	Shares of Common Stock outstanding as of March 31, 2018 were 21.6 million, of which 48.3% is held by funds managed by Oaktree Capital Management L.P. and certain members of IEA’s management team.

Indianapolis, IN - May 10, 2018 - Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA” or the “Company”) today announced financial results for its first quarter ended March 31, 2018.

JP Roehm, IEA's Chief Executive Officer, commented, "Our recently completed merger has transformed us into a public company, building upon our over seventy years in the construction industry, and represents a significant step forward in the advancement of our long-term business strategy. With this transaction, we believe our financial structure will enable us to capitalize on the substantial opportunities in our core renewable energy business, as well as diversify our platform into adjacent specialty engineering and construction markets. We remain highly enthusiastic about IEA’s outlook for 2018 and beyond as we execute upon our sizeable backlog, leverage our capabilities and experience to take full advantage of the growth in our industry, and provide additional services for clients and greater opportunities for our employees, while building shareholder value for our investors."

First Quarter 2018 Financial Results Summary

IEA’s revenue for the first quarter of 2018 was $50.1 million, which represents a decrease of 4.1% (or $2.1 million) when compared to the same period in 2017, and an increase of $2.6 million if the impact of the customer settlement described below is excluded. This result, which was generally in line with management’s expectations, primarily reflects the seasonality which has traditionally caused the first quarter of each year to be IEA’s lowest revenue quarter.

IEA also reported a gross loss of $3.1 million for the first quarter of 2018, as compared to gross profit of $8.1 million in the same period of 2017. This change in gross profit reflects:

•
Favorable margins on certain projects during the first quarter of 2017, which produced an additional $6.0 million of gross margin when compared to normalized levels experienced by IEA during the first quarter of 2018.

•
A charge of $4.7 million relating to settlement by IEA of a dispute with a key customer over certain change order billings. While IEA is confident that its billings were payable in full under the contract terms, management determined that it was in the best interests of IEA to settle the dispute, maintain an important customer relationship, avoid ongoing legal costs, and secure the award of an additional wind energy project which will be constructed primarily in 2018.

•
A higher level of unabsorbed equipment costs relative to the first quarter of 2017 as a result of the establishment of IEA’s capital leasing program in late-2017. Although this program is expected to produce significant cost savings for IEA over the full year when compared to its prior practice of leasing equipment on a project-by-project basis, IEA expects to experience a negative cost absorption during the first quarter of each year (when equipment utilization is relatively low).

Selling, general and administrative expenses increased $10.9 million to $17.0 million in the first quarter of 2018, as compared to the same period in 2017, primarily driven by merger expenses of $7.6 million related to the transaction with M III Acquisition Corp. and an increase of $3.0 million related to incremental personnel and other costs to support revenue opportunities that are expected during the remainder of 2018 and thereafter.

Exhibit 99.1

Taken together, IEA reported a net loss of $0.81 per share for the first quarter, versus a gain of $0.06 per share for the same period in the prior year. These results were generally consistent with management’s expectation that full year revenue will be $775 million to $835 million for 2018 and full year Adjusted EBITDA will be $75 million to $85 million for 2018.

Mr. Roehm stated, "Our first quarter revenue was essentially in-line with our expectations headed into the period, given our typical seasonality, coupled with the timing headwinds created by the new Federal tax bill in late 2017 and solar tariff legislation that was enacted in early 2018 which delayed the start of previously awarded projects and the competitive bid process of certain other projects. The second and third quarters typically are considerably stronger periods for IEA and we expect to more than make up for the first quarter project commencement delays during the remainder of 2018. Our backlog stands at a record $1.1 billion and we have an active pipeline that we foresee contributing to future sustained success."

Backlog & New Award Highlights

As of March 31, 2018, IEA had a record backlog of $1.1 billion (defined as contracted projects, awarded projects in the process of being documented, and anticipated change orders), which has remained relatively steady despite the slowdown of new contract awards during the first quarter as a result of uncertainty created by tax reform and solar tariffs at the end of 2017 and beginning of 2018. With more than $670 million of this backlog relating to projects scheduled for 2018, this constitutes approximately 80-85% of IEA’s projected revenue for the year and is the largest percentage of annual revenue that IEA has ever held in backlog at this point in the year.

Financial Position at March 31, 2018

•	Cash and cash equivalents was $19.6 million.

•	Net working capital, excluding cash, was $(38.4) million.

•	Total debt was $60.2 million, excluding capital leases.

•	Total remaining capacity on the Company’s credit facilities was $34.1 million (excluding the $25.0 million accordion feature of the credit facilities).

Conference Call

IEA will hold a conference call to discuss these results and recent corporate developments on Thursday, May 10, 2018 at 11:00 a.m. ET/10:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6739 ten minutes before the conference call is scheduled to begin and asking for the IEA call.

To listen to a simultaneous webcast of the call, please go to the Company's website at www.iea.net at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company's website for 30 days.

Corporate Information

IEA is a leading U.S. provider of infrastructure solutions for the renewable energy, traditional power and civil infrastructure industries. Currently, IEA is primarily focused on the wind energy industry, where it specializes in providing complete engineering, procurement and construction (‘‘EPC’’) services throughout the U.S. IEA is one of three Tier 1 providers in the wind energy industry and has completed more than 190 wind and solar projects in 35 states. The services IEA provides include the design, site development, construction, installation and restoration of infrastructure. As of March 31, 2018, the Company believes it has the #1 U.S. market share among EPCs for wind.

Forward Looking Statements

The statements in this press release that are not historical statements, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on information available as of the date hereof and our management's current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a description of some of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to our filings with the U.S. Securities & Exchange Commission, and in particular the discussions regarding risks therein. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Exhibit 99.1

Contacts

Infrastructure and Energy Alternatives, Inc.	The Equity Group Inc.
Andrew Layman, Chief Financial Officer	Fred Buonocore, CFA 212-836-9607
765-828-2580	Kevin Towle 212-836-9620

Exhibit 99.1

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC
Condensed Consolidated Statement of Operations
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$50,135	$52,256
Cost of revenue	53,220	44,192
Gross profit	(3,085)	8,064

Selling, general and administrative expenses	16,960	6,067
Income (loss) from operations	(20,045)	1,997

Other income (expense), net:
Interest expense, net	(851)	(362)
Other income (expense)	(11)	512
Income (loss) before benefit (provision) for income taxes	(20,907)	2,147

Benefit (provision) for income taxes	3,515	(757)

Net income (loss)	$(17,392)	$1,390

Net income (loss) per common share - basic	(0.81)	0.06
Net income (loss) per common share - diluted	(0.81)	0.06
Weighted average number of shares outstanding during the period - Basic and Diluted	21,577,650	21,577,650

Exhibit 99.1

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC
Condensed Consolidated Balance Sheets
($ in thousands, except per share data)
(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$19,648	$4,877
Accounts receivable, net of allowances of $216 and $216, respectively	40,043	60,981
Costs and estimated earnings in excess of billings on uncompleted contracts	14,928	18,613
Prepaid expenses and other current assets	1,508	862
Total current assets	76,127	85,333

Property, plant and equipment, net	29,071	30,905
Goodwill	3,020	3,020
Company-owned life insurance	4,275	4,250
Other assets	39	115
Deferred income taxes - long term	5,650	3,080
Total assets	$118,182	$126,703

Liabilities and Stockholder's Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	53,088	70,030
Billings in excess of costs and estimated earnings on uncompleted contracts	32,996	7,398
Current portion of capital lease obligations	5,484	4,691
Term loan - short-term	3,360	—
Line of credit - short-term	—	33,674
Total current liabilities	94,928	115,793

Capital lease obligations, net of current maturities	13,801	15,899
Long-term debt	54,651	—
Deferred compensation	5,185	5,030
Contingent consideration	69,373	—
Total liabilities	$237,938	$136,722

Commitments and contingencies

Preferred stock, par value, $.0001 per share; 1,000,000 shares authorized; 34,965 shares and 0 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	34,965	—

Stockholders' equity (deficit)
Common stock, par value, $.0001 per share; 100,000,000 shares authorized; 21,577,650 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	2	2
Additional paid in capital	—	—
Retained earnings (deficit)	(154,723)	(10,021)
Total stockholder's equity (deficit)	(119,756)	(10,019)
Total liabilities and stockholder's equity (deficit)	$118,182	$126,703

Exhibit 99.1

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC
Condensed Consolidated Statements of Cash Flows
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(17,392)	$1,390
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,972	957
Profit units compensation expense	—	14
Gain on sale of equipment	—	(185)
Deferred compensation	155	(188)
Provision for losses on contract receivables	872	—
Deferred income taxes	(2,567)	114
Other	—	(93)
Change in operating assets and liabilities:
Accounts receivable	20,938	28,117
Costs and estimated earnings in excess of billings on uncompleted contracts	3,685	2,447
Prepaid expenses and other assets	(601)	(2)
Accounts payable and accrued liabilities	(16,943)	(56,575)
Billings in excess of costs and estimated earnings on uncompleted contracts	24,726	(3,070)
Net cash (used in) provided by operating activities	14,845	(27,074)

Cash flow from investing activities:
Company-owned life insurance	(25)	(956)
Purchases of property, plant and equipment	(108)	(269)
Proceeds from sale of property, plant and equipment	—	107
Net cash (used in) provided by investing activities	(133)	(1,118)

Cash flows from financing activities:
Proceeds from debt and line of credit	64,927	9,626
Payments on debt and line of credit	(38,447)	—
Debt issuance costs	(2,144)	—
Payments on capital lease obligations	(1,304)	(218)
Recapitalization transaction	(22,973)	—
Net cash (used in) financing activities	59	9,408

Net change in cash and cash equivalents	14,771	(18,784)

Cash and cash equivalents, beginning of the period	4,877	21,607

Cash and cash equivalents, end of the period	$19,648	$2,823

Exhibit 99.1

Non-U.S. GAAP Financial Measures

We define EBITDA as net income (loss), determined in accordance with GAAP, for the period presented, before depreciation and amortization, interest expense and provision (benefit) for income taxes. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization, interest expense, provision (benefit) for income taxes, restructuring expenses, acquisition or disposition related expenses, non-cash stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance.

Adjusted EBITDA is a supplemental non-GAAP financial measure and, when considered along with other performance measures, is a useful measure as it reflects certain drivers of the business, such as revenue growth and operating costs. We believe Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The following table outlines the reconciliation from net income (loss) to Adjusted EBITDA for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2018	2017

Net income (loss)	$(17,392)	$1,390
Interest expense, net	851	362
Provision (benefit) for income taxes	(3,515)	757
Depreciation and amortization	1,972	957
EBITDA	(18,084)	3,466
Transaction costs (1)	7,620	—
Diversification SG&A (2)	1,187	179
Credit support fees (3)	231	425
Consulting fees & expenses (4)	159	—
Non-cash stock compensation expense (5)	—	14
Adjusted EBITDA	$(8,887)	$4,084

(1)
Transaction costs—include legal, consulting, filing and other costs associated with the acquisition of IEA Energy Services by MIII Acquisition Corporation and the subsequent public listing of IEA securities on the NASDAQ stock exchange.

(2)
Diversification selling, general and administrative—reflects the costs, including recruiting, compensation and benefits for additional personnel, associated with IEA beginning to expand into electrical transmission work and corresponding services, which were historically subcontracted to third parties, U.S. utility scale solar, and heavy civil infrastructure. These costs currently do not have corresponding revenue, but management anticipates revenue to fiscal 2018.

(3)	Credit support fees—reflect payments to Oaktree for its guarantee of certain borrowings, which guarantees are not expected to continue post-combination.

Exhibit 99.1

(4)	Consulting fees and expenses— represents consulting and professional fees and expenses in connection with the Merger.

(5)	Non-cash stock compensation expenses—represents non-cash stock compensation expense.

The following table outlines the reconciliation of the effect of excluding certain special items (as adjusted) from GAAP reported line items for the period ended March 31, 2018 as compared to March 31, 2017:

	2018	Excluding	2018 Adjusted	2017
Revenue	50,135	4,700	54,835	52,256
Cost of revenue	53,220	—	53,220	44,192
Gross profit	(3,085)		1,615	8,064
Gross profit percentage			2.95%	15.43%
Selling, general and administrative expenses	16,960	(7,620)	9,340	6,067

The following table outlines the reconciliation from projected net income to projected Adjusted EBITDA for the periods indicated using relevant estimated figures:

	Year Ending December 31, 2018
(in thousands)	Low Estimate	High Estimate
Net income	$42,700	$47,500
Interest expense, net	1,400	1,500
Provision for income taxes	13,700	16,200
Depreciation and amortization	7,000	7,000
EBITDA	64,800	72,200
Diversification SG&A (1)	1,200	1,900
Credit Support (2)	230	230
Professional Fees & Expenses (3)	170	170
Transaction costs (4)	7,600	8,000
Merger and Acquisition costs (5)	$1,000	$2,500
Adjusted EBITDA	$75,000	$85,000

(1)
Diversification selling, general and administrative—reflects the costs, including recruiting, compensation and benefits for additional personnel, associated with IEA beginning to expand into electrical transmission work and corresponding services, which were historically subcontracted to third parties, U.S. utility scale solar, and heavy civil infrastructure. These costs currently do not have corresponding revenue, but management anticipates revenue to fiscal 2018.

(2)	Credit support fees—reflect payments to Oaktree for its guarantee of certain borrowings, which guarantees are not expected to continue post-combination.

(3)	Consulting fees and expenses—represents consulting and professional fees and expenses in connection with the Merger.

(4)
Transaction costs—include legal, consulting, filing and other costs associated with the acquisition of IEA Energy Services by MIII Acquisition Corporation and the subsequent public listing of IEA securities on the NASDAQ stock exchange.

(5)	Merger and Acquisition costs—include legal, consulting, travel and other costs associated with the acquisition of another company by IEA.